EXHIBIT 5.1
February 26, 2020
California Resources Corporation
27200 Tourney Road, Suite 200
Santa Clarita, California 91355

Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to California Resources Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Post-Effective Amendment No. 1 to the Registration Statement of the Company on Form S-3 (as amended, the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time (the “Offering”) by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to 1,250,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issuable upon exercise of the outstanding Purchase Warrant for Common Stock, dated as of July 22, 2019 (the “Warrant”), by and between California Resources Corporation and the Selling Stockholder, entitling the Selling Stockholder to elect, in its sole discretion, to purchase up to 1,250,000 shares of Common Stock for $40.00 per share, subject to certain adjustments, or to exercise on a cashless basis, in which case the Selling Stockholder will be entitled to receive fewer shares.
In connection with the opinion expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statement, (iv) the Warrant and (v) such other certificates, instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that at the time of issuance of the Common Stock, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, (b) the Company will have the necessary organizational power and authority to issue the Common Stock, and (c) the Company will have made available for issuance such shares of Common Stock.
Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, once issued upon exercise of the Warrant against payment therefor or pursuant to its option to exercise on a cashless basis, as elected by the Selling Stockholder, and delivered in accordance with the terms of the Warrant, we are of the opinion that the Common Stock will be validly issued and fully paid and nonassessable.
The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

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February 26, 2020 Page 2
We hereby consent to the references to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the category of persons whose consent is required under the provisions of the Securities Act.

Very truly yours,
/s/ Vinson & Elkins L.L.P.